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Exhibit #5


Matthew P. McCauley
Vice President
Associate General Counsel
Phone:  (314) 444-0647
FAX:    (314) 444-0510
                                  22 May 1998



General American Life Insurance Company
700 Market Street
St. Louis, Missouri  63101


Dear Sirs:

This opinion is furnished in connection with the offering of individual, flexible premium variable life insurance policies ("Policies") of General American Life Insurance Company ("General American") under a Registration Statement on Form S-6 being filed by General American and General American Life Insurance Company Separate Account Eleven ("Account") as required by the Securities Act of 1933, as amended ("Act"). I have supervised the establishment of the Account on January 24, 1985, by the Board of Directors of General American as a separate account for assets designed to support the Policies, pursuant to the provisions of Section 309 of Chapter 376, of the Revised Statutes of Missouri.

I have made such examination of the law and examined such corporate records and such other documents as in my judgment are necessary and appropriate to enable me to render the following opinion that:

      1. General American has been duly organized under the laws of the State of Missouri and is a validly existing corporation.

      2. The Account is duly created and validly existing as a separate account pursuant to the above-cited provisions of Missouri law.

      3. The portion of the assets to be held in the Account equal to the reserves and other liabilities under the Policies is not chargeable with


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            liabilities arising out of any other business General American may conduct.

      4. The Policies have been duly authorized by General American and, when issued as contemplated by the Registration Statement, as amended, will constitute legal, validly issued, and binding obligations of General American in accordance with their terms.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                        Very truly yours,




                        Matthew P. McCauley
                        Vice President,
                        Associate General Counsel

MPMcC:te\052198